                               ESCROW AGREEMENT                     Exhibit 10.9

     THIS ESCROW AGREEMENT (this "Agreement"), is made in Boston, Massachusetts, this 17th day of October, 1996, among Homestead Village Incorporated, a Maryland corporation ("Homestead"), Security Capital Group Incorporated, a Maryland corporation ("SCG"), and State Street Bank and Trust Company, a national banking association, as Escrow Agent (in such capacity, the "Escrow Agent").

     WHEREAS, Homestead and SCG have entered into a Merger and Distribution Agreement, dated as of May 21, 1996 (the "Merger Agreement"), pursuant to which, among other things, SCG will be entitled to receive certain shares of common stock, $0.01 par value per share (the "Common Stock"), of Homestead;

     WHEREAS, a portion of the shares of Common Stock (the "Escrowed Shares") issuable to SCG are payable based upon the projected value of certain expected cash flows contributed in connection with the Merger Agreement by SCG (or one of its subsidiaries) to Homestead with respect to certain properties of Homestead which are not currently operational (individually, a "Property" and collectively, the "Properties");

     WHEREAS, pursuant to the Merger Agreement, the Escrowed Shares shall be delivered into the escrow created hereby;

     WHEREAS, the number of Escrowed Shares and the pro rata share (the "Pro Rata Share") of such Escrowed Shares attributable to each Property are set forth on Schedule I hereto;

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1.  Escrow.

     Section 1.1 Creation of Escrow. Homestead has delivered, concurrently with the execution of this Agreement, to the Escrow Agent, to be held in escrow pursuant hereto, a stock certificate, registered in the name of the Escrow Agent (as nominee for the beneficial owners of such shares), representing the Escrowed Shares and the Escrow Agent has delivered a receipt therefor to SCG. The parties hereto agree and acknowledge that the certificate relating to the Escrowed Shares is registered in the name of the Escrow Agent merely as a matter of administrative convenience pending the determination pursuant to this Agreement of the number of Escrowed Shares to be delivered to SCG or returned to Homestead by the Escrow Agent.

     Section 1.2 Disbursement of Escrowed Shares. On January 1, 2000, or the first business day thereafter, the Escrow Agent shall (i) deliver to The First National Bank of Boston, the transfer agent for the Common Stock (the "Transfer Agent"), a certificate representing the

Escrowed Shares which have not been the subject of a prior SCG Funding Certificate, with instructions for the Transfer Agent to cancel such shares on the records of the Transfer Agent and (ii) deliver to Homestead the Pro Rata Share of the Proceeds (as defined below) with respect to such Escrowed Shares.

     Section 1.3 Notice by SCG. In the event that SCG from time to time delivers to the Escrow Agent a certificate (a copy of which shall also be delivered concurrently to Homestead) on or before December 31, 1999 (the "Termination Date") (each, an "SCG Funding Certificate"), which certificate shall be substantially in the form of Exhibit A hereto, shall be signed by any Managing Director, any Senior Vice President or the Secretary of SCG and shall
(i) set forth that Security Capital Pacific Trust ("PTR") or Security Capital Atlantic Incorporated ("Atlantic") has advanced funds to Homestead (or one of its subsidiaries) with respect to a Property or Properties pursuant to a funding commitment agreement between PTR and Homestead (or one of its subsidiaries) or between Atlantic and Homestead (or one of its subsidiaries) (each, a "Funding Commitment Agreement"), (ii) identify the Property or Properties as to which such funding has been made and (iii) the number of Escrowed Shares to which each such Property relates, then the Escrow Agent shall distribute the Escrowed Shares in accordance with this Section 1.3 as follows:

          (a) if, within 10 days after receiving an SCG Funding Certificate, the Escrow Agent shall have received a certificate (the "Hold-Back Certificate") signed by a senior officer of Homestead, which certificate shall be substantially in the form of Exhibit B hereto, shall be delivered concurrently to SCG and shall state (i) the Property or Properties, if any, identified in the SCG Funding Certificate as to which Homestead believes were improperly included therein and (ii) the number of Escrowed Shares, if any, as to which a dispute exists (the "Disputed Shares"), then the Escrow Agent shall, within 5 business days of receipt of the Hold-Back Certificate, (A) deliver to the Transfer Agent the certificate representing the Escrowed Shares with instructions for the Transfer Agent to issue new certificates (x) to SCG representing, subject to Section 3.3 hereof, the total number of Escrowed Shares set forth in the Hold-Back Certificate as to which no dispute exists, and (y) to the Escrow Agent certificates representing the Disputed Shares and the remaining Escrowed Shares (other than the shares released to SCG in the previous provision (x)) subject to this Agreement, (B) deliver to SCG the Pro Rata Share of the Proceeds relating to the Escrowed Shares as to which no dispute exists and (C) unless otherwise instructed in writing signed by each of SCG and Homestead, surrender the Disputed Shares, together with a Pro Rata Share of the Proceeds relating to such Disputed Shares, to a court for determination of proper disposition in accordance with the procedures as set forth in
     Section 1.4 hereof.

          (b) if, within 10 days after receiving an SCG Funding Certificate, the Escrow Agent shall not have received from Homestead a Hold-Back Certificate, then the Escrow Agent shall not accept thereafter a Hold-Back Certificate with respect to the Properties and Escrowed Shares subject to such SCG Funding Certificate, and shall, within 5 business days after the expiration of such 10-day period (i) deliver to the Transfer Agent the certificate representing the Escrowed Shares with instructions for the Transfer Agent to issue (A) to SCG a new certificate, subject to Section 3.3 hereof, in the name of SCG representing the Escrowed Shares which were the subject of the SCG Funding Certificate and (B) deliver to the Escrow Agent a certificate representing the remaining Escrowed Shares and (ii) deliver to SCG a Pro Rata Share of the Proceeds relating to such Escrowed Shares.

     Section 1.4 Interpleader. The Escrow Agent shall, within 60 calendar days upon receipt of a certificate representing any Disputed Shares, interplead such shares to any state or Federal court of competent jurisdiction located in Suffolk County, State of Massachusetts, and such court shall determine whether such shares are to be delivered to or withheld from SCG pursuant to the terms of this Agreement. Upon interpleading such shares, SCG and Homestead agree to file a joint motion permitting the Escrow Agent to be dismissed with prejudice and all fees and costs of the Escrow Agent, including reasonable attorneys' fees, shall be paid by Homestead on such date.

     2. Substitution of Properties. Homestead may, from time to time prior to the Termination Date, amend Schedule I to this Agreement to substitute properties for existing Properties. To amend Schedule I to substitute Properties, Homestead shall deliver written notice (the "Substitution Notice"), which notice shall certify that such substitution was made in accordance with the provisions of a Funding Commitment Agreement, to the Escrow Agent and shall concurrently furnish a copy of such Substitution Notice to SCG. The Substitution Notice shall set forth the name of the Property or Properties proposed to be removed from Schedule I and the name of the Property or Properties proposed to be substituted therefor. The Property or Properties so substituted shall succeed to the respective number of Escrowed Shares attributable to the Property or Properties for which they are substituted; under no circumstances shall any party hereto be entitled to change or in any way modify the number of Escrowed Shares to which a Property or Properties relate.

     Section 3.  Rights of Parties in Respect of Escrowed Shares.
                 -----------------------------------------------

     Section 3.1 Distributions. All dividends or other distributions, if any, and any proceeds thereon (such dividends, distributions and proceeds, collectively referred to herein as "Proceeds") paid by Homestead in respect of the Escrowed Shares and delivered to the Escrow Agent shall be retained by the Escrow Agent for the benefit of SCG with respect to those Escrowed Shares ultimately issued to SCG pursuant to Section 1.3 and for the benefit of Homestead with respect to those Escrowed Shares to be returned to Homestead pursuant to Section 1.2. The Escrow Agent shall invest Proceeds, in accordance with the written instructions of Homestead, in short-term bank time or demand deposits, short-term certificates of deposit, short-term United States government securities or other short-term United States government guaranteed money instruments and any other investment permitted under Rule 15c2-4 under the Securities Exchange Act of 1934, as amended; provided, however, that such investments shall be made in a manner permitting necessary Proceeds to be available for transfer in accordance with this Agreement.

     Section 3.2 Voting. The Escrow Agent shall vote the Escrowed Shares proportionately in accordance with the vote of all other shareholders of Homestead as directed by Homestead to the Escrow Agent in writing. In the event that the Escrow Agent shall not have received written instructions from Homestead with respect to all or any portion of the Escrowed Shares, the Escrow Agent shall not vote such Escrowed Shares.

     Section 3.3 Fractional Shares. SCG shall have no right to receive, and the Escrow Agent shall not distribute, fractional Escrowed Shares. In the event that the distribution of any Escrowed Shares would, but for this Section 3.3, result in SCG receiving fractional shares of Common Stock, (i) the Escrow Agent shall instruct the Transfer Agent to issue a certificate in SCG's name for the number of Escrowed Shares rounded down to the nearest whole share, (ii) the Escrow Agent shall instruct the Transfer Agent to issue an additional certificate representing all fractional share interests and the Escrow Agent shall thereupon deliver such certificate to Homestead, (iii) Homestead shall deliver to the Escrow Agent an amount of cash representing the aggregate value of such fractional share interests (based on the last sale price of a share of Common Stock on the date of the SCG Funding Certificate), and (iv) the Escrow Agent shall deliver to SCG cash or a check representing SCG's fractional share interest.

     Section 4.  General Terms.
                 -------------

     Section 4.1 Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     Section 4.2  Concerning the Escrow Agent.
                  ---------------------------

          (a) If at any time the Escrow Agent shall receive conflicting notices, claims, demands or instructions or if for any reason it shall be unable in good faith to determine the party or parties entitled to receive all or any portion of the Escrowed Shares, the Escrow Agent may refuse to deliver the Escrowed Shares to the Transfer Agent and shall interplead the Escrowed Shares as described in Section 1.4 hereof.

          (b) Homestead and SCG, jointly and severally, shall indemnify and hold harmless the Escrow Agent for losses and expenses it incurs, including reasonable attorneys' fees, in connection with any dispute hereunder or under the Merger Agreement. This indemnity shall include, but not be limited to, all costs incurred in connection with any interpleader which the Escrow Agent may enter into regarding this Agreement; provided, however, that if it is ultimately determined that SCG is not entitled to any Escrowed Shares that were interpled, SCG shall reimburse Homestead for all such costs. In no instance shall the Escrow Agent be bound by the terms of the Merger Agreement, the Funding Commitment Agreement or any other agreement by or among the parties to this

     Agreement or charged with knowledge of the terms thereof or have any duty to comply with or determine compliance with the terms thereof.

          (c) Homestead and SCG, jointly and severally, agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrowed Shares under this Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions of late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. Homestead and SCG undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Homestead and SCG, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. Notwithstanding the foregoing, no distributions will be made unless the Escrow Agent is supplied with an original, signed W-9 form or its equivalent prior to distribution.

          (d) In performing any of its duties under this Agreement, neither the Escrow Agent nor any of its directors, officers or employees shall be liable to the parties hereto for any losses which may be incurred by such other parties as a result of the Escrow Agent or any of its directors, officers or employees so acting (or failing to act as a result of a dispute) and further, the Escrow Agent shall not incur any liability with respect to any action taken or omitted to be taken in reliance upon advice of legal counsel or in reliance upon any document delivered in connection herewith which the Escrow Agent in good faith believes to be valid, including any of the certificates described herein and included as Exhibits hereto. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

          (e) It is understood and agreed that the duties of the Escrow Agent are purely ministerial in nature and that it shall not be liable for any error of judgment, fact or law or any act done or omitted to be done except for its own willful misconduct or gross negligence. With respect to this Agreement, the Escrow Agent shall not be required to determine whether an event or condition hereunder has occurred, been met or satisfied, or as to whether a provision of this Agreement has been complied with or as to whether sufficient evidence of the event or condition or compliance with the provision has been furnished to it. No action in compliance with the terms of this Agreement, including interpleader, shall subject the Escrow Agent to any claim, liability or obligation whatsoever, even if it shall be found that such action was improper or incorrect provided only that the Escrow Agent shall not have been guilty of willful misconduct or gross negligence in making such determination. The recitals of this Agreement shall not be deemed to be made or represented to by the Escrow Agent.

          (f) Homestead and SCG acknowledge and agree that the Escrow Agent (i) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Agreement, (ii) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification; (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (iv) may consult counsel satisfactory to it, including house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

          (g) The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or subescrow agent employed by the Escrow Agent than any such book-entry depository or subescrow agent has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or subescrow agent was caused by the Escrow Agent's own gross negligence or bad faith.

          (h) All representations and indemnifications contained in this Agreement shall survive the termination of this Agreement.

          (i) For purposes of this Agreement a "business day" is a day on which the Escrow Agent is open for business and shall not include a Saturday, Sunday, or legal holiday. Notwithstanding anything to the contrary in this Agreement, no action shall be required of the Escrow Agent, Homestead, or SCG except on a business day and in the event an action is required on a day which is not a business day, such action shall be required to be performed on the next succeeding day which is a business day.

          (j) All action by the parties hereto shall be performed at the office of the Escrow Agent.

     Section 4.3 Reliance on Instructions. Notwithstanding anything to the contrary contained in this Agreement, the Escrow Agent shall take any and all actions as directed by both Homestead and SCG, provided such direction is set forth in a writing signed by both parties.

     Section 4.4 Assumed Validity of Documents. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, execution, validity or genuineness of documents deposited hereunder, or of any endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on the account of the identity, authority or right of the persons executing or delivering or purporting to execute or deliver any such document or endorsement.

     Section 4.5 Fees. The Escrow Agent shall be entitled to receive a reasonable fee for its services and to be reimbursed by Homestead for the out-of-pocket costs and expenses, including legal fees, incurred by the Escrow Agent in connection with the preparation of this Agreement and in connection with the ordinary administration of the escrow, including charges for the acceptance and disbursement of the Escrowed Shares, including legal fees and expenses incurred in connection with the administration of the escrow created hereby which are in excess of its compensation for normal services hereunder, including without limitation, payment of any legal fees incurred by the Escrow Agent in connection with resolution of any claim by any party hereunder. The schedule of fees is set forth in Exhibit C. Homestead shall pay all fees and expenses of the Escrow Agent under this Agreement.

     Section 4.6 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via a recognized overnight courier with delivery confirmed in writing or sent via facsimile to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

     If to Homestead:

          Homestead Village Incorporated
          125 Lincoln Avenue, Suite 300
          Santa Fe, New Mexico  87501
          Attention:  David C. Dressler, Jr.
          Facsimile:  (505) 982-2925

     If to SCG:

          Security Capital Group Incorporated
          125 Lincoln Avenue
          Santa Fe, New Mexico  87501
          Attention:  Jeffrey A. Klopf
          Facsimile:  (505) 988-8920

     If to the Escrow Agent:

          State Street Bank and Trust Company
          Corporate Trust Department
          P.O. Box 778
          Boston, Massachusetts  02102-0778
          Attention:  Rae Ann Sullivan
          Facsimile:  (617) 664-5371

     4.7 Assignment. A party to this Agreement may not, without the prior written consent of the other parties hereto, directly or indirectly, sell, transfer, distribute, assign, pledge (other than a bona fide pledge to a lender for borrowed money for which the lender has recourse to SCG; it being understood that in no event shall the Escrowed Shares be delivered to any such pledgee except in accordance with Section 1 hereof), hypothecate, encumber, grant a security interest in, or grant, issue, sell or convey any option, warrant or right to acquire or otherwise dispose of this Agreement or any interest herein, including the Escrowed Shares other than by operation of law; provided, however, that notwithstanding anything to the contrary contained herein, no consent of any party shall be required under this Agreement in connection with any merger to which Homestead is a party.

     4.8 Resignation. The Escrow Agent may at any time resign as Escrow Agent hereunder by giving thirty (30) days' prior written notice of resignation to Homestead and SCG. Prior to the effective date of the resignation as specified in such notice, Homestead will issue to the Escrow Agent a written instruction authorizing redelivery of the Escrow Funds to a bank or trust company that it selects subject to the reasonable consent of Homestead. Such bank or trust company shall have a principal office in Boston, Massachusetts, and shall have capital, surplus and undivided profits in excess of $50,000,000. If, however, Homestead shall fail to name such a successor Escrow Agent within twenty (20) days after the notice of resignation from the Escrow Agent, SCG shall be entitled to name such successor Escrow Agent. If no successor Escrow Agent is named by Homestead or SCG, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

     4.9 Termination. This Agreement shall terminate and be of no further force and effect upon and after the date that final distribution of the Escrowed Shares has been made hereunder and all amounts to be distributed have been distributed or the Escrow Agent has interplead all Escrowed Shares and has been dismissed as contemplated by Section 1.4 hereof. The provision of Section 4.2 shall survive the termination of this Agreement.

     4.10 Applicable Law. This Agreement shall be governed by and interpreted, construed and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without reference to its conflict of laws rules.

     4.11 CONSENT TO JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN SUFFOLK COUNTY, STATE OF MASSACHUSETTS, AS LONG AS SUCH VENUE IS PROPER, IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FURTHER AGREES THAT NO MOTION RELATING TO FORUM NON CONVENIENS SHALL BE RAISED. IN ANY SUCH ACTION OR PROCEEDING, HOMESTEAD AND SCG HEREBY ABSOLUTELY AND IRREVOCABLY WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREE THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED FIRST-CLASS MAIL DIRECTED TO HOMESTEAD AND SCG, AS THE CASE MAY BE, AT THEIR RESPECTIVE ADDRESSES IN ACCORDANCE WITH SECTION 4.6 HEREOF.

     4.12 Counterparts. One or more counterparts of this Agreement may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

     4.13 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not be affected thereby.

     4.14 Headings. The headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of the provisions hereof.

     4.15 Amendment. This Agreement may be amended, modified or supplemented but only in writing signed by each of Homestead, the Escrow Agent and SCG. No course of conduct shall constitute a waiver of any of the terms and conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion. This Agreement shall be binding upon the respective parties hereto and their heirs, executors, successors and assigns.

     4.16 Force Majeure. Neither Homestead nor SCG nor the Escrow Agent shall be responsible for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

     4.17 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproductions of such reproduction shall likewise be admissible in evidence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the day and year first above written.


                         HOMESTEAD VILLAGE INCORPORATED


                         By:  /s/ David C. Dressler, Jr.
                              --------------------------
                              David C. Dressler, Jr.
                              Chairman



                         SECURITY CAPITAL GROUP INCORPORATED


                         By:  /s/ Jeffrey A. Klopf
                              --------------------
                              Jeffrey A. Klopf
                              Senior Vice President



                         STATE STREET BANK AND TRUST COMPANY,
                          as Escrow Agent


                         By:  /s/ Jill Olson
                              --------------
                              Name: Jill Olson
                              Title: Assistant Vice President

                                  SCHEDULE I

                                Escrowed Shares
                                ---------------

Property                                  Shares            Pro Rata Share
--------                                  ------            ---------------
Pavillion, Austin, TX                     44,307                 2.06%
Round Rock, Austin, TX                     8,325                 0.39
Union Hills, Phoenix, AZ                   8,131                 0.38
Mesa, Phoenix, AZ                         45,719                 2.13
Inverness, Denver, CO                     43,657                 2.03
Cherry Creek, Denver, CO                  32,862                 1.53
Merriam, Kansas City, MO                  31,908                 1.48
I-40, Albuquerque, NM                     39,892                 1.85
Redwood, Salt Lake City, UT               39,839                 1.85
Ft. Union, Salt Lake City, UT             54,684                 2.54
San Mateo, San Francisco, CA              28,437                 1.32
Sunnyvale, San Francisco, CA              30,478                 1.42
San Jose, San Francisco, CA               47,056                 2.19
Milpitas, San Francisco, CA               28,458                 1.32
Mtn View, San Francisco, CA               43,802                 2.04
San Ramon, San Francisco, CA              68,147                 3.17
Mira Mesa, San Diego, CA                  64,603                 3.00
Mission Valley, San Diego, CA             48,464                 2.25
Spectrum, Orange County, CA               48,830                 2.27
El Segundo, Los Angeles, CA               66,777                 3.10
Bellevue, Seattle, WA                     48,210                 2.24
Redmond, Seattle, WA                      76,791                 3.57
North Seattle, Seattle, WA                40,102                 1.86
Tukwila, Seattle, WA                      33,128                 1.54
Sunset East, Portland, OR                 47,232                 2.20
Lake Oswego, Portland, OR                 61,486                 2.86
Perimeter, Atlanta, GA                    28,461                 1.32
Cumberland, Atlanta, GA                   33,544                 1.56
Roswell, Atlanta, GA                      51,666                 2.40
Gwinnett Place, Atlanta, GA               43,426                 2.02
North Druid Hills, Atlanta, GA            36,571                 1.70
Miami Airport, SE Florida                 41,536                 1.93
Ft. Lauderdale, SE Florida                37,915                 1.76
Plantation, SE Florida                    34,734                 1.61
No. Airport, Tampa, FL                    26,667                 1.24
Brandon, Tampa, FL                        36,953                 1.72
St. Pete, Tampa, FL                       32,851                 1.53

Property                                  Shares            Pro Rata Share
--------                                  ------            ---------------
JTB, Jacksonville, FL                     34,520                  1.60%
No. Raleigh, Raleigh, NC                  33,738                  1.57
RTP, Raleigh, NC                          32,244                  1.50
Hwy 70, Raleigh, NC                       50,069                  2.33
Airport, Nashville, TN                    35,239                  1.64
Cool Springs, Nashville, TN               48,369                  2.25
Germantown, Washington, D.C.              46,280                  2.15
Fair Oaks, Washington, D.C.               42,194                  1.96
Merrifield, Washington, D.C.              52,019                  2.42
Dulles-South, Washington, D.C.            38,757                  1.80
Reston-Sunset, Washington, D.C.           64,761                  3.01
Dulles-North, Washington, D.C.            46,254                  2.15
BWI, Washington, D.C.                     49,608                  2.31
Upper Broad, Richmond, VA                 41,190                  1.92
                                       ---------                ------
     TOTAL                             2,150,892                100.00%

                                   EXHIBIT A

                        Form of SCG Funding Certificate
                        -------------------------------

     Pursuant to Section 1.3 of that certain Escrow Agreement (the "Escrow Agreement"), dated as of October 17, 1996 among Homestead Village Incorporated, a Maryland corporation ("Homestead"), Security Capital Group Incorporated, a Maryland corporation ("SCG"), and State Street Bank and Trust Company, a national banking association, as Escrow Agent, the undersigned, being a Managing Director, Senior Vice President or Secretary of SCG, hereby certifies that (capitalized terms used but not expressly defined herein shall have the meanings attributed thereto in the Escrow Agreement):

     1. As of the date hereof, PTR and/or Atlantic has advanced funds to Homestead with respect to each Property identified below and set forth opposite such Property are the number of Escrowed Shares and Pro Rata Share to which such Property relates:

Property                       Escrowed Shares                    Pro Rata Share
--------                       ---------------                    -------- -----




    2. The undersigned is concurrently herewith delivering a copy of this certificate to Homestead in accordance with the terms of the Escrow Agreement.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ____ day of ______________, 199_.

                                        SECURITY CAPITAL GROUP INCORPORATED



                                        By:  _________________________
                                        Its: _________________________
Received by:

STATE STREET BANK AND TRUST COMPANY
 as Escrow Agent

this _______ day of _____________, 199__

By:________________________
Name:______________________
Title:_____________________

                                   EXHIBIT B

                         Form of Hold-back Certificate
                         -----------------------------

    Pursuant to Section 1.3 of that certain Escrow Agreement (the "Escrow Agreement), dated as of October 17, 1996 among Homestead Village Incorporated, a Maryland corporation ("Homestead"), Security Capital Group Incorporated, a Maryland corporation ("SCG"), and State Street Bank and Trust Company, a national banking association, as Escrow Agent, the undersigned, being a senior officer of Homestead, hereby certifies that (capitalized terms used but not expressly defined herein shall have the meanings attributed thereto in the Escrow Agreement):

    1. As of the date hereof, Homestead believes that the Properties set forth below were improperly included on the SCG Funding Certificate dated ___________, 199_ and that the number of Escrowed Shares set forth opposite such Properties constitute the "Disputed Shares":

Property                       Escrowed Shares                  Pro Rata Share
--------                       ---------------                  -------- -----




    2. The number of Escrowed Shares (and the Properties to which they relate) to be released to SCG by the Escrow Agent is as follows:

Property                       Escrowed Shares                  Pro Rata Share
--------                       ---------------                  -------- -----




    3. The undersigned is concurrently herewith delivering a copy of this certificate to SCG in accordance with the terms of the Escrow Agreement.

    IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ____ day of ______________, 199_.

                                   HOMESTEAD VILLAGE INCORPORATED

                                   By:
                                       ----------------------------
                                   Its:
                                        ---------------------------
Received by:

STATE STREET BANK AND TRUST COMPANY
 as Escrow Agent


this ____ day of _____________, 199__


By:
    --------------------------
Name:
      ------------------------
Title:
       -----------------------

                                   EXHIBIT C


                                  Fee Schedule
                                  ------------


Acceptance Fee                                                $500

Includes review of documents and set up of account.  Payable at closing.

Annual Administration Fee                                    $3,000



Includes administrative services performed according to documents. Payable annually in advance for each year or part thereof in which State Street Bank and Trust Company acts as Escrow Agent.


Out-of-Pocket Expenses                                            Billed at cost


Escrow Transaction Charges                                    Included in Annual

                                                              Administration Fee


Legal Counsel Fees                                                Billed at cost